Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-169073 of Cardinal Health, Inc.,

(2) Registration Statements on Form S-4 No. 333-62938 and No. 333-74761 of Cardinal Health, Inc., and

(3) Registration Statements on Form S-8 No. 33-42357, No. 33-64337, No. 333-71727, No. 333-91849, No. 333-72727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-102369, No. 333-100564, No. 333-120006, No. 333-129725, No. 333-144368, No. 333-149107, No. 333-155156, No. 333-155158, No. 333-163128, No. 333-164736 of Cardinal Health, Inc.;

of our report dated August 25, 2011, except for the impact of the matters discussed in Notes 1, 2, 16 and 18 pertaining to amortization of acquisition-related intangible assets and reportable segments, as to which the date is November 4, 2011, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in this Current Report on Form 8-K/A of Cardinal Health, Inc.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Columbus, Ohio

November 4, 2011